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                                                                 EXHIBIT 99.1(e)

STATE DEPARTMENT OF ASSESSMENTS
        AND TAXATION
     APPROVED FOR RECORD
    10-19-94 at 3:14 p.m.
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    Effective 10-21-94

                   MERRILL LYNCH GLOBAL SMALLCAP FUND, INC.

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION


     MERRILL LYNCH GLOBAL SMALLCAP FUND, INC. a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by substituting the words "Class D" in each place where the words "Class A" appear.

     SECOND: The foregoing amendment has been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment is limited to a change expressly permitted by Section 2-605(a) (4) of the Maryland Corporations and Associations Code to be made without action by the stockholders and was approved by a majority of the entire Board of Directors of the Corporation. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     THIRD: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

     FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

     FIFTH:  These Articles of Amendment shall be effective at the very
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beginning of the day on October 21, 1994.
                        ----------------

     The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.





                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the  3  page
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document on file in this office. DATED:  10-20-94.
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                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/                 Gloria J. Watson
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This stamp replaces our pervious certification system. Effective 10/84
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     IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL SMALLCAP FUND, INC. has caused these Articles of Amendment to be signed in its name and on behalf by its President, a duly authorized officer of the Corporation, and attested by its Secretary as of the 17th day of October, 1994.
                    ----

                        MERRILL LYNCH GLOBAL SMALLCAP FUND, INC.

                        /s/ Arthur Zeikel
                        --------------------------------------
                                  Arthur Zeikel
                                   President

Attest:

/s/ Robert Harris
---------------------------
Robert Harris, Secretary